Exhibit 10.18

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, (“Agreement”) is made this      day of           , 2005, by and between ICOP DIGITAL, INC., a Colorado Corporation, 11011 King Street, Suite 260, Overland Park, KS 66210, (hereinafter “Borrower”), and Lender(s) (hereinafter  “Bridge Note Lenders”) as listed on Exhibit ”A” of this Agreement.

WHEREAS, this Agreement is given to secure performance of the obligations under (a) the Bridge Note(s) of even date herewith, executed by Borrower, to Bridge Note Lenders as lenders and in the amounts listed on Exhibit ”A” attached hereto and incorporated herein by reference, together with interest thereon as provided for in the Bridge Notes; and (b) all other liabilities of all kinds of Borrower to Bridge Note Lenders, whether created directly or acquired by Bridge Note Lenders by assignment or otherwise, and whether now or existing or hereafter arising, absolute or contingent, due or to become due, (all such liabilities shall collectively be referred to as the “Obligations”).

NOW, THEREFORE, in consideration of the loans made by the Bridge Note Lenders to Borrower, and further consideration of the covenants and promises contained in this Agreement, and for other good and valuable consideration, the parties agree as follows:

1.                                       Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

(a)                                  “Collateral” has the meaning set forth in paragraph 2 hereof.

(b)                                 “PTO” means the United States Patent and Trademark Office.

(c)                                  “UCC” means the Uniform Commercial Code as in effect in the States of Kansas and Colorado.

(d)                                 Terms Defined in UCC. Where applicable in the context of this Agreement and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(e)                                  Construction. In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of any Collateral by Borrower; (ii) ”includes” and “including” are not limiting; (iii) ”or” is not exclusive; and (iv) ”all” includes “any” and “any” includes “all.”

2.                                       Security Interest.

(a)                                  Grant of Security Interest. As security for the payment and performance of the Obligations, Borrower hereby assigns, transfers and conveys to Bridge Note Lenders, and grants to Bridge Note Lenders a security interest in and to all of Borrower’s right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Borrower now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the “Collateral”):

(i)                                     Accounts;

(ii)                                  Chattel Paper and Electronic Chattel Paper;

(iii)                               Fixtures;

(iv)                              Goods;

(v)                                 Inventory;

(vi)                              Software;

(vii)                           all patents, trademark, patent applications and trademark applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents, trademark, patent applications and trademark applications as described in Exhibit ”B”), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof.  Borrower represents and warrants to Bridge Note Lenders that a true and correct list of all of the existing Collateral consisting of U.S. patents, trademark, patent applications and trademark applications or registrations owned by Borrower, in whole or in part, is set forth in Exhibit B;

(viii)                        all General Intangibles and all intangible intellectual or other similar property of Borrower of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

(ix)                                all Proceeds of any and all of the foregoing Collateral (including license royalties, rights to payment, accounts and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Bridge Note Lenders is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral.

(b)                                 Continuing Security Interest. Borrower agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance herewith.

3.                                       Collateral Free of Other Security Interests.  Borrower warrants that no financing statement covering any of the Collateral or its proceeds is on file in any public office at this date or will be on file with respect to the Collateral at the time the Collateral becomes subject to this Agreement (except any purchase money security interests). No other security interest of any kind affects the Collateral at this date, and no arrangement exists whereby the Collateral will in the future become subject to a security interest senior to the Agreement.

Borrower will not sell, assign or otherwise alienate the ownership of the Collateral or its use or operation except any sale or replacement in the ordinary course of Borrower’s business; and Borrower will not use the Collateral in violation of any ordinance or state or federal statute or any administrative rule or regulation of law.

Borrower authorizes Bridge Note Lenders at their option and their sole discretion to discharge any taxes, charges, assessments, liens or other security interests or other encumbrances to which the Collateral may become subject. Bridge Note Lenders may pay amounts to preserve and maintain the Collateral, if Borrower fails to do so. Borrower agrees to reimburse Bridge Note Lenders within ten(10) days after demand for any payment made or any expense incurred by Bridge Note Lenders pursuant to the foregoing authorization, together with interest on the amount expended at the rate of fifteen percent (15%) per annum from the date of the payment. Any such amounts shall be secured by and under this Agreement.

4.                                       Fees and Taxes.  Borrower will timely pay any and all license fees, taxes, assessments and public charges, general and special, that may at any time be levied or assessed upon or against Collateral.

5.                                       Maintenance of Collateral.  Borrower will, at Borrower’s expense, maintain and keep the Collateral at its present location in good order and repair, ordinary wear and tear excepted, and shall not remove, demolish or substantially alter the Collateral, except any sale or replacement in the ordinary course of Borrower’s business, without the prior written consent of the Bridge Note Lenders. Borrower will not attempt to or actually dispose of, lend, transfer, lease or assign the Collateral, except any sale or replacement in the ordinary course of Borrower’s business, without the prior written consent of Bridge Note Lenders.

Borrower may remove the Collateral in its ordinary course of business, provided, that such Collateral shall be replaced with property of a similar nature of equal or greater value.  The security interest created by this Agreement will immediately attach to the substitute property when it is acquired, and the substitute property will become part or the Collateral defined in this Agreement.

Borrower will not permit the Collateral to be attached or seized by any legal process. Borrower will defend and indemnify Bridge Note Lenders from all expense and liability of every kind to any person or to the property of any person by reason of or in connection with the delivery, possession or use of the Collateral.

6.                                       Insurance.  Throughout the life of this Agreement, Borrower shall keep the Collateral insured by companies rated A+, Class VI or better by Best’s Insurance guide, against loss by fire, earthquake, lightening, all hazards included within the term “extended coverage” insurance, including a vandalism and malicious mischief endorsement or an “all perils” endorsement, and such hazards as Bridge Note Lenders may from time to time reasonably require. This insurance shall be maintained in an amount equal to the full insurable value of the Collateral.

All insurance policies shall be in form reasonably acceptable to Bridge Note Lenders and shall provide that they cannot be modified or canceled except upon thirty (30) days’ prior written notice to Bridge Note Lenders. The policies shall contain endorsements that no act or negligence of the insured or any occupant, and no occupancy or use of the property for any purposes more hazardous than those permitted by the terms of this policy, will affect the validity or enforceability of the insurance as to Bridge Note Lenders. All policies shall, notwithstanding anything herein that might permit lower amounts of insurance, be written in such amounts s will prevent Borrower from becoming a co-insurer. All policies will be in force and effect on the date hereof and will be completely paid for the current policy year. Copies of all policies or certificates and copies of blanket policies shall be furnished to and kept by Bridge Note Lenders. Borrower shall promptly furnish to Bridge Note Lenders copies of renewal notices and premium receipts, if requested.

7.                                       Further Acts. On a continuing basis, Borrower shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Bridge Note Lenders to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Borrower’s compliance with this Agreement or to enable Bridge Note Lenders to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO or any applicable state office. Bridge Note Lenders may record this Agreement, an abstract thereof, or any other document describing Bridge Note Lenders’ interest in the Collateral with the PTO, at the expense of Borrower. In addition, Borrower authorizes Bridge Note Lenders to file financing statements describing the Collateral in any UCC filing office deemed appropriate by Bridge Note Lenders. If the Borrower shall at any time hold or acquire a commercial tort claim arising with respect to the Collateral, the Borrower shall immediately notify Bridge Note Lenders in a writing signed by the Borrower of the brief details thereof and grant to the Bridge Note Lenders in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Bridge Note Lenders.

8.                                       Authorization to Supplement. If Borrower shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent or trademark, the provisions of this Agreement shall automatically apply thereto. Borrower shall give prompt notice in writing to Bridge Note Lenders with respect to any such new patent or trademark rights. Without limiting Borrower’s obligations hereunder, Borrower authorizes Bridge Note Lenders unilaterally to modify this Agreement by amending Exhibit ”B” to include any such new patent or trademark rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Exhibit ”B” shall in any way affect, invalidate or detract from Bridge Note Lenders’ continuing security interest in all Collateral, whether or not listed on Exhibit ”B”.

9.                                       Default. The breach or failure of any term, agreement, covenant or term of this Agreement or the occurrence of an event or default upon any term contained in the Bridge Note(s) shall constitute a default hereunder.

10.                                 Remedies. Upon the occurrence of any default as defined above, Bridge Note Lenders will have the right at their option to enforce and to exercise any or all of their rights under this Agreement or otherwise. In addition to all other rights and remedies, Bridge Note Lenders shall have the remedies of a secured party under the Uniform Commercial Code. In exercising these remedies, Bridge Note Lenders and Borrower agree as follows:

(a)                                  Bridge Note Lenders may, at their option, required Borrower to assemble the Collateral and make it available to Bridge Note Lenders at a place to be designated by Bridge Note Lenders which is reasonably convenient to both parties. In the event Borrower fails or refuses to assemble the Collateral, Bridge Note Lenders shall have the right, and Borrower hereby authorizes and empowers Bridge Note Lenders, to enter the premises upon which the Collateral is located in order to remove the same.

(b)                                 Bridge Note Lenders will give Borrower reasonable notice of the time and place of any public sale of the Collateral, or of the time after which any private sale or other intended disposition of the collateral is to be made, unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market. The requirement of reasonable notice shall be met if a written notice is mail to Borrower, postage prepaid, to the address of Borrower last known to Bridge Note Lenders, at least ten (10) days prior to the date of the sale or disposition.

(c)                                  Borrower agrees to surrender possession of the collateral to Bridge Note Lenders in event Bridge Note Lenders elects to foreclose this security interest. Borrower waives any notice of the exercise of any and all options reserved to Bridge Note Lenders by this Agreement.

(d)                                 Borrower will, upon Bridge Note Lenders’ request, deliver to Bridge Note Lenders all original invoices, bills, charge or credit card receipts, books and records and other documents evidencing or describing any of the account receivable constituting a part of the Collateral. Borrower will also execute and deliver to Bridge Note Lenders an assignment of the right to receive payments under all such Accounts. The parties recognize, however, that in the event of default such Accounts shall be deemed assigned to Bridge Note Lenders, whether or not the assignments described above are actually delivered.

(e)                                  Bridge Note Lenders shall have the right and are hereby authorized to collect all amounts due under the Accounts; sue or take other actions to collect the same in their own name or as assignee of or in the name of Borrower; compromise or give acquittance for amounts due; and use such other measures as Bridge Note Lenders may in its sole discretion deem appropriate for collection of the Accounts. All such actions shall be taken at the sole expense of Borrower, who agrees to reimburse Bridge Note Lenders for all reasonable amounts expended (including a reasonable attorney’s fee), together with interest thereon from the date of expenditure at the rate then applicable under the Bridge Notes.

(f)                                    This Agreement constitutes a direction to and full authority to any Account debtor to pay directly to Bridge Note Lenders any such accounts. No proof of default shall be required. Any such debtor is herby irrevocably and unconditionally authorized to rely upon and comply with any notice from Bridge Note Lenders. The debtor shall not be liable to Borrower or any person claiming under Borrower for making any payment or rendering any performance to Bridge Note Lenders. The debtor shall have no obligation or right to inquire whether any default has occurred or is then existing. By its execution of this Agreement, Borrower irrevocably and unconditionally joins in, authorizes and consents to the above instructions.

(g)                                 The proceeds of any sale of the Collateral shall be applied to the following items in the following order: (a) the reasonable expenses of repossessing the Collateral and preparing for the holding the sale, including without limitation all reasonable attorney’s fees incurred by Bridge Note Lenders; (b) interest an principal then due (by acceleration or otherwise) under the Bridge Notes and any other debts specifically secured by the Agreement; (c) interest and principal then due (by acceleration or otherwise) under any other debts of Borrower to Bridge Note Lenders (to be applied in whatever order Bridge Note Lenders may in their sole discretion determine); (d) indebtedness of Borrower to other secured parties, provided written notice of demand therefore is received by Bridge Note Lenders before the sale (to bee applied in the order Bridge Note Lenders receives the requires); and (e) the balance, if any, to Borrower.

11.                                 Set-off. Upon default by Borrower under this Agreement, Bridge Note Lenders (or the holder or owner of any debt secured by this Agreement) shall immediately have the right without further notice to Borrower to set off against the Bridge Notes and any other debts secured by this Agreement all debts of Bridge Note Lenders (or such holder or owner) to Borrower, whether or not then due.

12.                                 Notice. Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission to the telefax number as indicated below, or (iii) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid and addressed to the appropriate party at the address provided for herein.  Any party may change by notice the address to which notices to that party are to be addressed.

13.                                 Miscellaneous. The following provisions are additional terms of this Agreement:

(a)                                  Bridge Note Lenders have no duty to maintain, repair or protect the Collateral.

(b)                                 No waiver by Bridge Note Lenders of any default shall operate as a waiver of any other default or of the same default on a future occasion.

(c)                                  All rights and remedies of Bridge Note Lenders are cumulative and may be exercised successively or concurrently, and shall inure to the benefit of Bridge Note Lenders’ assigns.

(d)                                 All obligations of Borrower shall bind his trustees, custodians, general partners, successors and assigns.

(e)                                  The captions of the sections of this Agreement are inserted for convenience only and shall not be used in the interpretation or construction of any provisions hereof.

(f)                                    If any provisions of this Agreement is held invalid or unenforceable, the holding shall affect only the provision in question and all other provisions on this Agreement shall remain in full force and effect.

IN WITNESS WHEROF, Borrower has executed this Agreement the day and year first above written.

ICOP Digital, Inc.
A Colorado Corporation

DAVID C. OWEN, President and CEO

EXHIBIT “A”

BRIDGE NOTE LENDERS

Name and Address	Amount

EXHIBIT “B”

PATENTS, TRADEMARKS AND APPLICATIONS

1)                                      Data Acquisition and Display System with Method of Establishing Chain of Custody, filed on or about October 22, 2003, and assigned Serial No. 60/513, 646; and

2)                                      Data Acquisition and Display System with Method of Operating Same, filed August 26, 2003, and assigned Serial No. 60/498,035.

3)                                      The trademark application for the mark ICOP Digital having Serial No. 76/428, 063 has been allowed, and a Statement of Use will be submitted for this application.  A request for the first extension of time to file a Statement of Use has been granted.

4)                                      The trademark application for the mark ICOP having Serial No. 76/428, 064 has also been allowed, and a Statement of Use will also be submitted.  A request for the first extension of time to file a Statement of Use has been granted.

5)                                      The ICOP Digital and Design mark was recently redesigned, so that a new trademark application was filed on January 16, 2004, and assigned Serial No. 78/353, 155.  The previously filed ICOP Digital and Design trademark application was filed on July 8, 2002, and assigned Serial No. 76/428062 has been allowed.